Exhibit 99.1

ONDAS HOLDINGS ANNOUNCES THOMAS BUSHEY AS PRESIDENT AND DIRECTOR

SUNNYVALE, Calif., June 3, 2020 - Ondas Holdings Inc. (OTCQB: ONDS), through its wholly owned subsidiary, Ondas Networks Inc., a developer of private licensed wireless data networks for mission-critical industrial markets (the “Company”), announced today that Thomas Bushey joined the Company as President. Mr. Bushey will support the Company’s growth strategy to build and grow industrial IOT solutions for critical infrastructure industries. Mr. Bushey was also appointed to the Company’s Board of Directors effective today. Stewart Kantor, who previously served as President of the Company, will continue in his role as Chief Financial Officer.

Mr. Bushey brings a wealth of experience from his 20-year career as a successful investor and capital allocator, most recently as founder of Sunderland Capital, a Boston investment company. He will partner with the Company’s Chief Executive Officer, Eric Brock, to manage the growth of Ondas Networks. In addition to management responsibilities, Mr. Bushey will identify and evaluate new opportunities that will allow the Company to further leverage the value of its standards-based MC-IoT connectivity platform.

“We are delighted to have Tom join the Ondas team at such an important juncture of our business development,” said Mr. Brock, CEO of Ondas Holdings. “Tom is a sophisticated and experienced investor bridging both the public and private capital markets and has exceptional business acumen. In addition, he brings deep strategic networks that will prove invaluable as we partner to build Ondas.”

“I am very excited to be a part of the Ondas team,” said Mr. Bushey. “Ondas Networks has established its standards-based FullMAX platform as the leading connectivity solution for mission critical (“MC-IoT”) applications. I look forward to working with the entire Ondas team, and our partners like Siemens Mobility, to leverage our platform that will define the market in the years ahead. We see a tremendous opportunity to maximize the long-term value for stockholders of Ondas Holdings.”

Mr. Bushey earned a B.S in Economics from the Wharton School of the University of Pennsylvania. Prior to founding Sunderland Capital in 2015, he was a portfolio manager at Blackrock. Previously he worked as an investment banker at Credit Suisse, as a private equity professional at Thayer Capital, and as a hedge fund analyst at Millennium Partners.

About Ondas Holdings Inc.

Ondas Holdings Inc., through its wholly owned subsidiary, Ondas Networks Inc., is a developer of private licensed wireless data networks for mission-critical industrial markets. The Company designs and manufactures its multi-patented, Software Defined Radio (SDR) platform for Mission Critical IoT (MC-IoT) applications. Ondas Networks’ customer end markets include utilities, oil and gas, transportation, and government entities whose demands span a wide range of mission critical applications that require secure communications over large and diverse geographical areas, many of which are within challenging radio frequency environments. Customers use the Company’s SDR technology to deploy their own private licensed broadband wireless networks. The Company also offers mission-critical entities the option of a managed network service. Ondas Networks’ SDR technology supports IEEE 802.16s, the new worldwide standard for private licensed wide area industrial networks. For additional information, visit www.ondas.com, www.otcmarkets.com or follow Ondas Networks on Twitter and LinkedIn.

Forward Looking Statements

Statements made in this release that are not statements of historical or current facts are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. We caution readers that forward-looking statements are predictions based on our current expectations about future events. These forward-looking statements are not guarantees of future performance and are subject to risks, uncertainties and assumptions that are difficult to predict. Our actual results, performance, or achievements could differ materially from those expressed or implied by the forward-looking statements as a result of a number of factors, including, the risks discussed under the heading “RISK FACTORS” in our Annual Report on Form 10-K filed with the Securities and Exchange Commission (SEC) on March 13, 2020, and in our other filings with the SEC. We undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise that occur after that date, except as required by law.

Company Contact:

Stewart Kantor, CFO
Ondas Holdings Inc.
888.350.9994 Ext. 1009

Ondas Holdings Inc.

165 Gibraltar Court ▪ Sunnyvale, CA 94089

+1-888-350-9994 ▪ www.ondas.com